EXHIBIT 32.1

Certification furnished pursuant to Section 906 of the Sarbanes - Oxley Act

In connection with this Annual Report on Form 10-K of The Management Network Group, Inc., I, Richard P. Nespola, Chairman of the Board, President and Chief Executive Officer of the registrant, certify that:

1. this Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for, and as of, the end of such year.

Date: March 30, 2006





                           BY: /S/ RICHARD P. NESPOLA
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER



In connection with this Annual Report on Form 10-K of The Management Network Group, Inc., I, Donald E. Klumb, Chief Financial Officer and Treasurer of the registrant, certify that:

1. this Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for, and as of, the end of such year.

Date: March 30, 2006





                             BY: /S/ DONALD E. KLUMB
                     CHIEF FINANCIAL OFFICER AND TREASURER